Exhibit 10.18

EXECUTION COPY

FIDUCIARY SHARE EXCHANGE AGREEMENT

Dated as of July 13, 2007

by and among

GENPACT LIMITED,

GENPACT GLOBAL HOLDINGS SICAR S.A.R.L.

and

SAL. OPPENHEIM JR. & CIE. S.C.A.

i

SCHEDULE

Schedule I             Exchange Ratio

ii

FIDUCIARY SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of July 13, 2007, among GENPACT LIMITED, an exempted limited company organized under the laws of Bermuda (the “Company”), GENPACT GLOBAL HOLDINGS SICAR S.A.R.L., a Luxembourg société à responsabilité limiteé qualifying as a Société d’investissment en capital à risque (“GGH”) and SAL. OPPENHEIM JR. & CIE. S.C.A., a credit institution organized as a limited association by shares under the laws of Luxembourg (formerly known as Bank Sal. Oppenheim jr. & Cie. (Luxembourg) S.A.) (the “Fiduciary”).

W I T N E S S E T H:

WHEREAS, in order to effectuate an initial public offering and for other corporate purposes, the board of directors of GGH has resolved to effectuate a reorganization of the business of GGH in Bermuda by causing GGH to become a subsidiary of the Company through the share exchange contemplated herein, and to cause the other transactions contemplated herein; and

WHEREAS, pursuant to the Reorganization Agreement (as defined herein) the Company and GGH agreed to enter into this Agreement; and

WHEREAS, each of the Fiduciary Shareholders (as defined herein) has executed and delivered a letter agreement with GGH, pursuant to which such Fiduciary Shareholder has given its consent to effectuate such reorganization (the “Letter Agreements”); and

WHEREAS, the Fiduciary, GGH and Ice Enterprise Solutions B.V., a private limited liability company organized under the laws of the Netherlands (“ICE”), have entered into release of share pledge agreements, pursuant to which GGH Common Shares (as defined herein) pledged by the Fiduciary to ICE or GGH, respectively, were released from such pledges; and

WHEREAS, the Fiduciary desires to exchange the GGH Common Shares (as defined herein) held by it and set forth in Schedule I hereto for Company Shares (as defined herein); and

WHEREAS, in exchange for such GGH Common Shares, the Company desires to issue to the Fiduciary its Company Shares in accordance with the terms of this Agreement; and

WHEREAS, the Fiduciary Share Exchange, together with the Big Share Exchange, is intended to be a transaction described in Section 351 of the Code; and

WHEREAS, the board of directors of GGH has resolved to effect the Migration (as defined herein) of GGH from Luxembourg to Bermuda following consummation of the migration of GGL from Luxembourg to Bermuda, which will follow consummation of the Big Share Exchange (as defined herein); and

NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

“Agreement” shall have the meaning set forth in the recitals.

“Applicable Law” shall mean all laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders and licenses of, and legally binding interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement between the Company and GGH, a form of which is attached as an exhibit to the Reorganization Agreement.

“Big Share Exchange” shall mean the share exchange between the Company, on the one hand, and the shareholders of GGL and the shareholder of GGH (other than GGL and the Fiduciary), on the other hand.

“BMA Consent” shall mean the approval by the Bermuda Monetary Authority to the issuance of Company Shares to the Fiduciary.

“Closing” shall mean the closing of the Fiduciary Share Exchange.

“Closing Date” shall mean the date and time of the Closing as set forth in Section 4.01.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the recitals.

“Company Shares” shall mean the common shares of the Company, par value US$0.01 per share.

“Fiduciary” shall have the meaning set forth in the recitals.

“Fiduciary Agreements” shall mean the fiduciary agreements among each Fiduciary Shareholders, the Fiduciary and GGH.

“Fiduciary Share Exchange” shall mean the exchange by the Fiduciary of the GGH Common Shares it holds in exchange for Company Shares, contemplated by Article II of this Agreement.

“Fiduciary Shareholders” shall mean the beneficial owners of GGH Common Shares, of which the Fiduciary holds legal title pursuant to Fiduciary Agreements.

“GGH” shall have the meaning set forth in the recitals.

“GGH Common Shares” shall mean the outstanding shares of common stock issued by GGH with a nominal par value of US$31.

“GGL” shall mean Genpact Global (Lux) S.à.r.l., a Luxembourg société à responsabilité limiteé.

“Government Authority” shall mean the government of any sovereign nation or any political subdivision thereof, whether Federal, state municipal or local, and any agency, authority, instrumentality, regulatory or self-regulatory body, court, or other entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of or pertaining to government.

“ICE” shall have the meaning set forth in the recitals.

“IPO” shall mean the initial public offering of Company Shares which is registered under the Securities Act.

“Letter Agreements” shall have the meaning set forth in the recitals.

“Liens” shall have the meaning given to such term in Article II hereof.

“Luxembourg Applicable Law” shall mean all laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders and licenses of, and legally binding interpretations by, any Luxembourg Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Luxembourg Governmental Authority.

“Luxembourg Government Authority” shall mean the government of Luxembourg or any political subdivision thereof, whether Federal, state municipal or local, and any agency, authority, instrumentality, regulatory or self-regulatory body, court, or other entity in Luxembourg exercising executive, legislative, judicial, regulatory or administrative powers or functions of or pertaining to government.

“Migration” shall mean the transfer of the registered office of GGH together with its principal establishment and place of incorporation from Luxembourg to Bermuda following consummation of the migration of GGL from Luxembourg to Bermuda, which will follow consummation of the Big Share Exchange, as contemplated in Section 3.01 hereof.

“Reorganization Agreement” shall mean the reorganization agreement between the Company, GGL, GGH and the other parties listed on the signature pages thereto, pursuant to which the parties thereto agree, among others, to consummate the Big Share Exchange and the other transactions contemplated therein.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

“Stock Purchase Agreements” shall mean the stock purchase agreements between GGH and each Fiduciary Shareholder.

“Transactions” shall mean the Fiduciary Share Exchange, the Migration, the execution and delivery of this Agreement and the distribution of Company Shares held by the Fiduciary as set forth in Section 3.02.

“US$” shall mean United States Dollars, the lawful currency of the United States of America.

“2005 Shareholders Agreement” shall mean the Amended and Restated Shareholders Agreement, dated as of December 16, 2005, among GGH, GGL and the other parties listed on the signature pages thereto (as amended, supplemented or modified from time to time).

“2007 Shareholders Agreement” shall mean the Amended and Restated Shareholders Agreement to be entered into by the Company and the other parties listed on the signature pages thereto (as the same may be amended, supplemented or modified from time to time) concurrently with the closing of the IPO.

“2007 Omnibus Plan” shall mean the 2007 Omnibus Incentive Compensation Plan of the Company.

ARTICLE II

The Fiduciary Share Exchange

On the Closing Date, and upon the terms and subject to the conditions set forth herein:

(a)           the Fiduciary shall transfer and deliver to the Company, free and clear of all liens, security interests, claims, charges and encumbrances of any kind (“Liens”), all GGH Common Shares held by the Fiduciary and as set forth in Schedule I hereto. For such purpose, the Fiduciary and the Company agree that such transfers shall be deemed consummated and be effective as of the Closing Date and the Fiduciary and the Company jointly empower any lawyer of Allen & Overy Luxembourg, and any manager or officer of GGH, acting individually under his/her sole signature, to proceed to the registration of such transfers into the register of shares of GGH and to see to any formalities required under Luxembourg law in connection with such transfers, including but not limited to the filing of a notice with the Luxembourg company registry; and

(b)           the Company shall allot, issue and deliver to the Fiduciary, and Fiduciary shall subscribe for, the number of Company Shares set forth in Schedule I hereto and, if requested by the Fiduciary in writing, the Company shall deliver to the Fiduciary a duly executed share certificate in respect of the Company Shares held by the Fiduciary.

ARTICLE III

The Other Transactions

SECTION 3.01. Migration. Immediately following consummation of the Big Share Exchange, the parties hereto agree to take all necessary and appropriate actions to effectuate the Migration.

SECTION 3.02. Termination of Fiduciary Agreements. Pursuant to the Fiduciary Agreements and the Letter Agreements, the Fiduciary Agreements terminate upon the completion of the Migration and the Fiduciary shall distribute to the Fiduciary Shareholders the Company Shares delivered by the Company to the Fiduciary pursuant to Article II.

ARTICLE IV

The Closing

SECTION 4.01. Place and Date. The Closing shall take place at the offices of Cravath, Swaine & Moore LLP at 2pm on July 13, 2007 or at such other time and place as shall be mutually agreed to by the parties hereto.

SECTION 4.02. Closing Actions. On the Closing Date, the parties hereto shall, subject to the terms and conditions of this Agreement, consummate the actions set forth in Article II.

ARTICLE V

Representations and Warranties

SECTION 5.01. Representations and Warranties of the Fiduciary. The Fiduciary represents and warrants to the Company, as of the date of this Agreement and the Closing Date, as follows:

(a)           Corporate Organization. It is duly formed, validly existing and in good standing, to the extent applicable, under the laws of the jurisdiction it was formed with full power and authority to conduct its business.

(b)           Title to GGH Common Shares. It is the registered owner of the GGH Common Shares to be exchanged by it pursuant to this Agreement and has good title to such GGH Common Shares, free and clear of all Liens.

(c)           Authority. It has full right, power and authority to transfer and deliver to the Company the full legal ownership in the GGH Common Shares to be exchanged by it pursuant to this Agreement and to consummate the Fiduciary Share Exchange. It has duly authorized the execution and delivery of this Agreement, the performance by it of the terms hereof and the consummation of the Fiduciary Share Exchange. This Agreement will be the legal, valid and binding obligation of it enforceable against it in accordance with its terms.

(d)           Approvals. No action, consent or approval by, or filing with, any Luxembourg Government Authority is required in connection with the execution and delivery by it of this Agreement, the performance by it of the terms hereof or the consummation by it of the Fiduciary Share Exchange.

(e)           No Conflicts. The execution and delivery by it of this Agreement, the performance by it of the terms hereof and the consummation by it of the Fiduciary Share Exchange, will not violate or conflict with any provision of any Fiduciary Agreement, its memorandum of association, articles of association, charter or bylaws, as applicable, any Luxembourg Applicable Law or any agreement or other instrument binding upon it that is material to it.

(f)            Shareholders Agreements. To the best of its knowledge, there are no voting trust agreements or any other contracts, agreements, arrangements, commitments, plans or understandings, written or oral, restricting or otherwise relating to voting or dividend rights with respect to the GGH Common Shares held by it, or otherwise granting any person any right in respect of such GGH Common Shares, as the case may be, except for the 2005 Shareholders Agreement and, upon execution and delivery thereof, the 2007 Shareholders Agreement, the Fiduciary Agreements and the Stock Purchase Agreements.

(g)           Litigation. There is no claim, action, suit, proceeding, arbitration, investigation or inquiry before any Governmental Authority now pending, or threatened, against or relating to it which would adversely affect its ability to consummate the Fiduciary Share Exchange.

(h)           Brokers and Finders. Neither it nor any officer, director or employee of it has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Fiduciary Share Exchange.

SECTION 5.02. Representations and Warranties of the Company.

The Company represents and warrants to the Fiduciary, as of the date of this Agreement and the Closing Date, as follows:

(a)           Corporate Organization. The Company is duly formed, validly existing and in good standing, to the extent applicable, under the laws of Bermuda with full power and authority to conduct its business.

(b)           Capitalization. As of the Closing Date, the authorized capital stock of the Company consists of 500,000,000 Company Shares and 250,000,000 undesignated shares of par value US$0.01 each. The Company Shares are duly authorized and will, when issued in connection with the Fiduciary Share Exchange in exchange for GGH Common Shares, be fully paid and nonassessable and not issued in violation of or, prior to the consummation of the Assignment and Assumption Agreement and the effectiveness of the 2007 Omnibus Plan, subject to any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Companies Act 1981, the certificate of incorporation or the Bye-laws or any agreement to which the Company is a party or otherwise bound. Except as set forth in the preceding sentence, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company is a party or by which any of them is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Company Shares other equity interests in, or any security convertible or exercisable for or exchangeable into Company Shares or other equity interest in the Company or (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Shares other than as contemplated by this Agreement.

(c)           Authority of the Company. The Company has full right, power and authority to execute and deliver this Agreement, to issue and deliver to the Fiduciary the Company Shares set forth in Schedule I, pursuant to this Agreement and to consummate the Fiduciary Share Exchange. The Company has duly authorized the execution and delivery of this Agreement, the performance by it of the terms hereof and the consummation of the Fiduciary Share Exchange. This Agreement will be the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

(d)           Approvals. Except for obtaining BMA Consent, no action, consent or approval by, or filing with, any Government Authority is required in connection with the execution and delivery by it of this Agreement, the performance by it of the terms hereof or the consummation by it of the Fiduciary Share Exchange.

(e)           No Conflicts. The execution and delivery by it of this Agreement, the performance by it of the terms hereof and the consummation by it of the Fiduciary Share Exchange, will not violate or conflict with any provision of its memorandum of association or the bye-laws, any Applicable Law or any agreement or other instrument binding upon it that is material to it.

ARTICLE VI

Additional Actions

The Fiduciary hereby agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper and advisable under Applicable Laws to consummate and make effective the Transactions and to cooperate with the Company and GGH in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any required approval from all Governmental Authorities, including but not limited to the obtaining of BMA Consent, and all third parties as may be required in connection with the consummation of the Transactions.

ARTICLE VII

Conditions Precedent

SECTION 7.01. Conditions Precedent to Obligations of the Company. Notwithstanding any other provisions of this Agreement , the obligation of the Company to consummate the Fiduciary Share Exchange shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the Company:

(a)           Accuracy of Representations and Warranties. The representations and warranties of Fiduciary contained in this Agreement or in any certificate or other written instrument delivered to the Company pursuant hereto shall, when made and at and as of the Closing, be true and correct in all material respects.

(b)           Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Fiduciary on or before the Closing shall have been performed or complied with.

(c)           Big Share Exchange. The Big Share Exchange shall have been duly consummated.

(d)           Legal Proceedings. There shall not be any actual or threatened action or proceeding by or before any court, administrative agency or other governmental body which (i) in the reasonable view of the Company has a reasonable probability of success on the merits and (ii) seeks to restrain, prohibit or invalidate the Company’s entering into, or the performance by the Company of the Fiduciary Share Exchange or the other Transactions.

(e)           Consents and Approvals. The BMA Consent shall have been obtained, and the BMA Consent shall be in form and substance reasonably satisfactory to the Company.

SECTION 7.02. Conditions Precedent to Obligations of the Fiduciary. Notwithstanding any other provision of this Agreement, the obligations of the Fiduciary to consummate the Fiduciary Share Exchange shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the Fiduciary:

(a)           Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement or in any certificate or written instrument delivered to the Fiduciary pursuant hereto shall, when made at and as of the Closing, be true and correct in all material respects.

(b)           Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or before the Closing shall have been performed or complied with.

(c)           Legal Proceedings. There shall not be any actual or threatened action or proceeding by or before any court, administrative agency or other governmental body which (i) in the reasonable view of the Fiduciary has a reasonable probability of success on the merits and (ii) seeks to restrain, prohibit or invalidate the Fiduciary from entering into, or the performance by the Fiduciary of the Fiduciary Share Exchange.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Stock Purchase Agreements. The parties agree that, from the Closing Date, the provisions of the Stock Purchase Agreements shall be deemed to be modified and shall apply mutatis mutandis to the Company Shares delivered by the Company to the Fiduciary pursuant to Aricle II; it being understood that the Stock Purchase Agreements, pursuant to their terms, will terminate upon the consummation of the IPO.

SECTION 8.02. Survival of Warranties. The covenants, agreements, representations and warranties of the parties contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto.

SECTION 8.03. Amendment and Waiver. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except expressly by an instrument in writing signed by the parties hereto. Any term or provision of this Agreement may be waived, but only in writing by the party which is entitled to the benefit thereof. No waiver of any provision hereof by any party shall constitute a waiver thereof by any other party nor shall any such waiver constitute a continuing waiver of any matter by such party.

SECTION 8.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as every party has signed at least one counterpart.

SECTION 8.05. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person (including by courier or express mail service), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission:

If to the Company or GGH to:

GENPACT LIMITED
Canon’s Court
22 Victoria Street
Hamilton, Bermuda
Attention:  Board of Managers
Facsimile:  (441) 292 8666

with a copy to (which shall not constitute notice):

GENPACT US HOLDINGS, INC.
1351 Avenue of the Americas, Suite 4100
New York, NY
Attention:  Victor Guaglianone, Esq.
Facsimile:  (646) 823-0467

If to the Fiduciary:

SAL. OPPENHEIM JR. & CIE. S.C.A.
4, RUE Jean Monnet
L-2180 Luxembourg
Attention:  Serge Weyland

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one (1) business day, or by personal delivery, whether courier or otherwise, made within two (2) business days after the date of such facsimile transmissions.

SECTION 8.06. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto.

SECTION 8.07. Entire Agreement. This Agreement and the schedules, exhibits and other documents and agreements referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

SECTION 8.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits, claims, liabilities, causes of action or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 8.09. Expenses. Each of the parties hereto shall pay its own costs and expenses incurred in connection with this Agreement and the Transactions, including the fees and expenses of counsel, irrespective of when incurred.

SECTION 8.10. Applicable Law and Jurisdiction; Service of Process.

(a)           This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each of the parties to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.05. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE SECURITIES.

SECTION 8.12. Article and Section Headings. The article, section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 8.13. Specific Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached for which money damages would not be an adequate remedy. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of proving the inadequacy of money damages as a remedy.

SECTION 8.14. Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.

GENPACT LIMITED

By:
Name: Victor Guaglianone
Title: Senior Vice President and General Counsel

GENPACT GLOBAL HOLDINGS SICAR S.A.R.L.

By:
Name: Victor Guaglianone
Title: Senior Vice President and General Counsel

[Signature Page to the Fiduciary Share Exchange Agreement]

SAL. OPPENHEIM JR. & CIE. S.C.A.

By:
Name:
Title:

[Signature Page to the Fiduciary Share Exchange Agreement]

Schedule I

EXCHANGE RATIO

Acc.No.	Surname	Given Name	No. of Shares GGH	No. of Shares Bermuda rounded figures
54004	Major	Zoltan	28	5,065.0
54005	Goel	Sanjay	1,015	183,614.0
54006	Rangarajan	Narayanan	28	5,065.0
54007	Iyer	Krisnan	19	3,437.0
54008	Pashupathi	Kammardi Sheshadri	8	1,447.0
54010	Kochhar	Vikas	8	1,447.0
54011	Sririvasan	Srikripa	8	1,447.0
54013	Pande	Aditya	32	5,789.0
54013	Vaid	Rajeev	130	21,708.0
54014	Chhabra	Nitin	9	1,628.0
54015	ICE Enterprise Solutions BV	(BO: Cok Volgering)	5,002	904,862.0
54015	ICE Enterprise Solutions BV	(BO: Rein van de Horst)	555	100,400.0
54016	Van Putten Holding BV	(BO: Jan van Putten)	449	81,224.0
54017	BVA Investment Group BV	(BO: Bob van Amelsvoort)	266	48,119.0
54018	Hippo BV	(BO: Rein van de Horst)	189	34,190.0
54019	Abra Holding BV	(BO: Bram van Straalen)	204	36,904.0
54020	Langerhuizen Holding BV	(BO: Jim Langerhuizen)	368	66,571.0
54021	Schenk Holding BV	(BO: Michel Schenk)	368	66,571.0
54022	Blijdenstein	Mino	191	34,552.0
54023	Banchet	Thierry	111	20,080.0
54024	Lopez	Manuel	64	11,578.0
54025	van de Horst	Reinier Albert	206	37,265.0
54026	Bahl	Devesh	9	1,628.0
54027	Freeman	Frank	350	63,315.0
54028	Sathappan	Vish	80	14,472.0
54029	Singh	Simar D.	9	1,628.0
54030	Paolillo	Regina	300	54,270.0
54035	Saigal	Vineet	9	1,628.0

			10,005	1,809,904.0
	Exchange Ratio

	180.9